UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

December 28, 2010

Date of Report (Date of earliest event reported)

ANTIGENICS INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-29089	06-1562417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Forbes Road Lexington, MA	02421
(Address of principal executive offices)	(Zip Code)

781-674-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 28, 2010, Antigenics Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with Ingalls & Snyder Value Partners L.P. (“Ingalls”), holder of an aggregate principal amount of $8,047,000 of the Company’s 5.25% convertible senior notes due February 2025 (the “Bonds”), to issue 7,500,000 shares of the Company’s common stock, par value $0.01 (the “Shares”) in exchange for cancellation of the Bonds, including accrued and unpaid interest.

On December 28, 2010, the Company entered into an agreement (the “Eighth Amendment of Rights Agreement”) with Ingalls, as the majority holder of the Company’s Senior Secured Convertible Notes issued on October 30, 2006 (the “2006 Notes”). The Eighth Amendment of Rights Agreement amended the definition of an Event of Default under the 2006 Notes to exclude the redemption and repurchase of the Bonds, along with accrued but unpaid interest, in exchange for the Shares and excludes the issuance of the Company’s common stock in connection with the Agreement from the definition of a Dilutive Issuance.

Item 3.02.	Unregistered Sales of Equity Securities.

As described in Item 1.01 above, the Company will issue the Shares to Ingalls in exchange for the Bonds. The Shares will not be registered under the Securities Act of 1933 (the “Act”). The Company will issue the Shares in a transaction exempt from the registration requirements of the Act by virtue of the exemption provided for in Section 3(a)(9) of the Act for securities exchanged by the issuer with an existing security holder. No commission or other remuneration was paid or given directly or indirectly for soliciting such exchange. Please see the discussion under Item 1.01 of this Current Report on Form 8-K for additional information regarding the transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTIGENICS INC.

Date: December 28, 2010	By:	/s/ SHALINI SHARP
Shalini Sharp Chief Financial Officer